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Exhibit 4.6

March 5, 1999
Amended July 20, 2000

DELANO TECHNOLOGY CORPORATION
STOCK OPTION PLAN

  EXPLANATORY NOTE

        On March 12, 2002, divine, inc. ("divine") acquired Delano Technology Corporation ("Delano") in a stock-for-stock merger with Delano surviving as a subsidiary of divine (the "Combination"). In connection with the Combination, each common share, par value $0.001 per share, of Delano has been converted into the right to receive 0.04748 shares of divine class A common stock or Delano Exchangeable Shares, which are each exchangeable for one share of divine class A common stock. Each outstanding and unexercised option to purchase common shares of Delano under the Delano Technology Corporation Stock Option Plan (the "Plan") has been assumed by divine and was converted into an option to purchase a number of shares of divine class A common stock equal to the number of Delano common shares subject to the option multiplied by the exchange ratio in the Combination (0.04748) at an exercise price equal to the original exercise price of the option divided by that exchange ratio.

        Other than as set forth in the paragraph above, the rights and obligations of each holder of Delano options granted pursuant to this Plan remain in full force and effect.

1.    PURPOSE

        The purpose of this Stock Option Plan (the "Plan") is to provide a means whereby divine may, through the grant of options to purchase common shares of divine ("Common Shares") to former executives, employees, directors and others (including consultants to the extent permitted by the Ontario Securities Act) who have contributed to the development of Delano, motivate such individuals to exert their best efforts on behalf of divine and to allow them to directly benefit from divine's growth, development and financial success.

2.    INTERPRETATION

        (a)  The following terms as used in the Plan shall have the respective meanings set forth below unless the context otherwise requires:

        "Associate" has the meaning assigned thereto by the Ontario Securities Act;

        "Board" means the board of directors of divine or any committee of such board of directors to which such board of directors may delegate the responsibility of administering the Plan;

        "Business Day" means any day other than Saturday, Sunday or a statutory holiday in the Province of Ontario;

        "Change of Control" of divine, means the acquisition of Control of divine by any person;

        "Control", of divine or of another corporation, means ownership of shares to which are attached greater than 50% of the votes that may be cast to elect directors of such corporation;

        "Option" means an option to purchase Common Shares granted pursuant to the terms of the Plan;

        "Optioned Shares" means, in respect of an Option, the total number of Common Shares which an Optionee may purchase pursuant to that Option;

        "Optionee" means an individual to whom an Option has been granted; and

        "Related Person" means:

    (i)
    a director or senior officer, in each case as defined in the Ontario Securities Act, of divine; and

    (ii)
    an Associate of any person who is a Related Person by virtue of (i).

        (b)  As used in the Plan, words importing the singular number only shall include the plural and vice versa and words importing gender shall include both genders, unless the context clearly requires otherwise.

3.    SHARES AVAILABLE UNDER PLAN

        divine has assumed Options to purchase up to a maximum of 36,323 Common Shares subject to the terms of the Plan. No additional Options will be granted under the Plan.

4.    ADMINISTRATION

  (a)
  The Plan shall be administered under the supervision of the Board.

  (b)
  The Board shall have the power to:

  (i)
  determine and designate from time to time those Optionees who shall be eligible to participate in the Plan and to whom Options are to be granted, and the number and type of Options to be granted to each such Optionee; and

  (ii)
  determine the time or times when, and the manner in which, each Option shall be exercisable and the duration of the exercise period,

provided the initial grant of Options made in conjunction with the approval of the Plan by the Board shall be in accordance with the provisions of the Plan set forth herein.

        (c)  An Optionee may, if such Optionee is otherwise eligible, be granted an additional option or options under this Plan or any other share option or purchase plan of divine if the Board so determines.

        (d)  The Board may interpret the Plan and prescribe, amend or rescind any rules and regulations necessary or appropriate for the administration of the Plan, and shall make such other determinations and take such other action in connection with the administration of the Plan as it deems necessary or advisable. Each Optionee shall be given notice not less than 14 days prior to the effective date of any interpretation or determination formally made by the Board. Any such interpretation or determination so made shall be final, binding and conclusive.

        (e)  No Option shall be granted under the Plan if such Option together with all previously established or proposed share compensation arrangements of divine could result, at any time, in:

    (i)
    the number of Common Shares reserved for issuance pursuant to options granted to Related Persons under the Plan and all other share compensation arrangements of divine exceeding ten percent (10%) of the outstanding Common Shares;

    (ii)
    the issuance to Related Persons, within a 12 month period, of a number of Common Shares pursuant to the Plan and all other share compensation arrangements of divine exceeding ten percent (10%) of the outstanding Common Shares;

    (iii)
    the number of Common Shares reserved for issuance under stock options granted to any one Related Person and the Related Person's associates pursuant to the Plan and all other share compensation arrangements of divine exceeding five percent (5%) of the outstanding Common Shares; and

    (iv)
    the issuance to any one Related Person and the Related Person's associates, within a 12 month period, of a number of Common Shares pursuant to the Plan and all other share compensation arrangements of divine exceeding five percent (5%) of the outstanding Common Shares.

5.    TERMS AND CONDITIONS

        Each Option granted under the Plan shall be evidenced by an option agreement (the "Option Agreement"), in the form set out as Exhibit 1 or in such other form as may be approved by the Board, which, subject to paragraph 4(b), shall be subject to the following express terms and conditions and to such other terms and conditions as set out in the Option Agreement as the Board may deem appropriate:

        (a)  Exercise Period. Subject to paragraph 5(e), Options shall become exercisable in accordance with the vesting periods set out in paragraph 5(d) and shall expire on the expiry date set out in the Option Agreement (the "Expiry Date") which shall be no later than five (5) years after their date of issuance (unless the Board has specifically resolved otherwise for one or more optionees, in which case the Expiry date shall be no later than ten (10) years after issuance), subject to the date of termination of the Plan under paragraph 8(a).

        (b)  Exercise Price. Subject to adjustment in accordance with paragraph 5(h), the purchase price of each Common Share subject to an Option (the "Exercise Price") shall be equal to the exercise price set out in the Option Agreement.

        (c)  Payment of Exercise Price. The Exercise Price of any Common Share in respect of which an Option is exercised shall be paid in cash or by certified cheque payable to divine at the time of exercise.

        (d)  Vesting Periods. Subject to paragraph 5(e) or to any contrary resolution of the Board:

    (i)
    an Option shall not be exercisable prior to the end of the first anniversary of the date of issuance, at which time and thereafter (prior to the Expiry Date) the Option may be exercised to acquire up to an aggregate of 25% of the total number of Optioned Shares; and

    (ii)
    every quarter thereafter, for the next twelve quarters, the Option may be exercised to acquire up to an additional 6.25% per quarter of the total number of Optioned Shares; and

    (ii)
    as of the fourth anniversary of the date of issuance and thereafter (prior to the Expiry Date), an Option may be exercised to acquire up to an aggregate of 100% of the total number of Optioned Shares.

        (e)  Changes of Control. Upon divine entering into an agreement relating to a transaction which, if completed, would result in a Change of Control:

    (i)
    Notice—the divine shall give written notice of the proposed Change of Control to the Optionees, together with a description of the effect of such Change of Control on outstanding Options, not less than 10 Business Days prior to the closing of the transaction contemplated by such agreement.

    (ii)
    Early Vesting—at its election, the Board may accelerate the vesting of any or all outstanding Options of any or all Optionees to provide that, notwithstanding paragraph 5(d), for all Options governed by the applicable Board resolution accelerating vesting, all outstanding Options shall be fully vested and conditionally exercisable upon the occurrence of the Change of Control contemplated by such agreement. If the Board elects to accelerate the vesting of the Options, to the extent that such Options are not exercised within 10 Business Days after the Optionees are given the notice contemplated by paragraph 5(e)(i), such Options shall terminate and expire upon the occurrence of the proposed Change of Control. If, for any reason, the Change of Control does not occur within the time period contemplated by such agreement, the acceleration of the vesting of the Options shall be retracted and vesting shall instead proceed in the manner provided in paragraph 5(d).

    (iii)
    Adjustment to the Terms of the Options—to the extent that the Change of Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the divine and the Board does not accelerate the vesting of Options pursuant to paragraph 5(e)(ii), the divine shall make adequate provisions to ensure that, upon completion of the proposed Change of Control, the number and kind of shares subject to outstanding Options and/or the Exercise Price per share of Options shall be appropriately adjusted in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Optionees.

        (f)    Non-transferability.    No Option shall be transferable or assignable other than by will or by the laws of succession. During the lifetime of the Optionee, an Option shall be exercisable only by such Optionee and for such Optionee's sole beneficial interest.

        (g)    Conformity to Securities Laws.

    (i)
    Each Option shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the registration, qualification or other approval of, or in connection with, the Plan or the Common Shares covered by the Plan is necessary or desirable under any applicable law, then such Option may not be exercised, in whole or in part, unless and until such registration, qualification or approval shall have been obtained free of any condition not acceptable to the Board. The divine will exercise reasonable efforts to obtain such registration, qualification or approval. The Optionees shall, to the extent applicable, cooperate with the divine in relation to such registration, qualification or other approval and shall have no claim or cause of action against the divine, or any of its officers or directors, as a result of any failure by the divine to obtain or to take any steps to obtain any such registration, qualification or approval.

    (ii)
    The granting of Options and the issuance of Common Shares under the Plan shall be carried out in compliance with applicable law and with regulations of governmental authorities and applicable stock exchanges.

        (h)    Adjustments in Event of Change in Common Shares.    In the event of any change in the issued Common Shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split, combination or exchange of shares, or any similar change affecting the issued Common Shares, the number and kind of shares which after such change may be optioned and sold under the Plan, the number and kind of shares subject to outstanding Options and/or the Exercise Price per share of Options shall be appropriately adjusted consistent with such change in such manner as the Board deems equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

        (i)    No Rights as Shareholder.    No Optionee shall have any rights as a shareholder with respect to any Common Shares subject to an Option granted to such Optionee prior to the Optionee's exercise of such Option.

        (j)    Share Certificates.    The divine shall issue to the Optionee the number of Common Shares that such Optionee elects to purchase within 15 days from the date the divine receives notice of such exercise in the form required pursuant to the Plan and the Option Agreement. The divine shall be required to issue Common Shares pursuant to this paragraph only upon the Optionee first exercising the Optionee's Option to purchase Common Shares in accordance with the Plan and after the divine has received payment of the Exercise Price for each Common Share to be issued in the manner required by the Plan.

        (k)    Termination of Employment.    Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuance of employment or engagement with or continuance as a director or officer of divine or any of its subsidiaries, or interfere in any way with the right of divine or any of its subsidiaries to terminate any Optionee's employment at any time in accordance with applicable law. If an Optionee is an employee of divine or any of its subsidiaries at the date an Option is granted, to the extent that such Optionee's Options have vested but have not been exercised on the date the Optionee ceases to be an employee of divine or any of its subsidiaries for any reason (other than in accordance with paragraph 5(l)), the Expiry Date of such Optionee's Options shall be changed to the date which is 30 Business Days after the date of termination of employment. The date of termination of an Optionee's employment for the purposes of this paragraph shall be the date so determined by divine or any of its subsidiaries, acting reasonably, in its sole discretion.

        (l)    Death of Optionee.    If an Optionee shall die, all vested Options of such Optionee to the extent still outstanding, may immediately be exercised by the person or persons to whom such Optionee's rights under the Options pass by will or applicable law, or if no such person has such right, by such Optionee's executors or administrators at any time, or from time to time, up to the earlier of the applicable Expiry Date or the first anniversary of death.

6.    PROCEEDS FROM SALES OF SHARES

        Any cash proceeds from the sale of Common Shares issued upon exercise of the Options shall be added to the general funds of divine and shall thereafter be used from time to time for such corporate purposes as the Board may determine.

7.    ASSIGNMENT OR ALIENATION

        Except as specifically provided under the Plan, or unless otherwise required by applicable law, no rights or interests of a participant under the Plan shall be given as security or assigned or alienated by any participant nor shall any portion of any Common Shares reserved for issuance under the Plan be subject to attachment, charge, anticipation, execution, garnishment, sequestration or other seizure under any legal or other process. Any transaction purporting to effect such a prohibited result is void.

8.    TERMINATION OR AMENDMENT OF PLAN

        (a)    Termination.    The Plan will terminate and, for greater certainty, all unexercised Options shall terminate and expire, on the earliest of:

    (i)
    July 31, 2008; and

    (ii)
    in the event that the Board accelerates the vesting of all Options pursuant to paragraph 5(e)(ii), upon the occurrence of a Change of Control of divine;

unless renewed for such further period and upon such terms and conditions as the Board may determine. No Options will be granted after the effective date of termination of the Plan.

        (b)    Amendment.    Notwithstanding paragraph 8(a) and without the consent of any other party, the Board may interpret, amend or terminate the Plan at any time if:

    (i)
    such interpretation, amendment or termination is required by applicable laws or by the rules of any regulatory authority to whose jurisdiction divine is subject or in order to obtain the listing of any securities of divine on any stock exchange; or

    (ii)
    in the opinion of the Board, the rights of the Optionees are not materially prejudiced by any such interpretation, amendment or termination.

9.    MISCELLANEOUS

        (a)    Covenants.    divine and Delano represent and warrant in respect of each Common Share that is issued pursuant to this Plan, effective the date of such issue, that:

    (i)
    Delano is duly incorporated, organized and subsisting under the laws of the Province of Ontario;

    (ii)
    divine has all the necessary corporate power, authority and capacity to issue and sell such Common Share and that the issue and sale of such Common Share has been duly authorized by all necessary corporate action on the part of divine; and

    (iii)
    the issue and sale of such Common Share will not conflict with or result in the breach of any provision of the constating documents, by-laws or resolutions of divine or of any material agreement or order to which divine is a party or by which it is bound or of any agreement to which it is a party governing the relationship among any of its shareholders.

        (b)    Severability.    If any provision of the Plan is ever held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts or provisions of the Plan and the Plan shall be construed, administered and enforced as if such illegal or invalid provision had never been included in the Plan.

        (c)    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in Ontario.

        (d)    Headings.    The division of the Plan into paragraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the Plan.

        (e)    Notice.    Any notice required or permitted to be given pursuant to the terms of the Plan shall be given by delivery or registered mail to the address of the recipient shown in the records of divine, or to divine at its registered office, to the attention of the President, and shall be deemed to have been received when delivered or on the third day of uninterrupted postal service after mailing, as the case may be. Any inadvertent failure by divine to give notice to any Optionee or Optionees pursuant to the Plan shall not invalidate any action proposed to be taken by divine in connection with such notice.

10.  EFFECTIVE DATE

        This Plan, which was approved by Delano on March 5, 1999, came into effect on that date, was amended and restated on July 20, 2000, and was reaffirmed as of July 31, 2002.

divine, inc.
By:

Title:

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  Exhibit 4.6
  March 5, 1999 Amended July 20, 2000
DELANO TECHNOLOGY CORPORATION STOCK OPTION PLAN